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                                                                       Exhibit 5

                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     350 EAST LAS OLAS BOULEVARD, SUITE 1700
                            FORT LAUDERDALE, FL 33301





                                 March 13, 2000


Viragen, Inc.
865 S.W. 78th Avenue, Suite 100
Plantation, FL  33324

         RE:      REGISTRATION STATEMENT ON FORM S-3;
                  VIRAGEN, INC. (THE "COMPANY"), $60,000,000 AMOUNT OF SHARES OF COMMON STOCK

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of shares of common stock or common stock underlying common stock purchase warrants (collectively, the "Common Shares") which will not exceed $60,000,000 in valuation. The Company's registration statement does not reflect the actual number of Common Shares to be registered or the proposed maximum offering price per Common Share, but the total number of Common Shares will not exceed $60,000,000 in value at the time of issuance.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, and exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.



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Viragen, Inc.
March 13, 2000
Page 2


         Based upon and in reliance on the foregoing, we are of the opinion that the Common Shares to be issued to purchasers from time-to-time in accordance with purchase agreements and commitments to be undertaken and consummated on a periodic basis between the Company and such purchasers, when issued in accordance with the terms of such purchase agreements and commitments, including the receipt of the consideration to be provided therein, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.


                                      Very truly yours,


                                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.



                                      /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A
                                      -----------------------------------------